Exhibit 2.1

AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This Amendment (“Amendment”) to the Business Combination Agreement (as defined below) is made and entered into as of March 31, 2023, by and among (i) Edoc Acquisition Corp, a Cayman Islands exempted company (together with its successors, the “Purchaser”), (ii) American Physicians LLC, a Delaware limited liability company, in the capacity as the Purchaser Representative thereunder (the “Purchaser Representative”), (iii) Australian Oilseeds Holdings Limited, a Cayman Islands exempted company (“Pubco”), (iv) AOI Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub”), (v) Australian Oilseeds Investments Pty Ltd., an Australian proprietary company (the “Company”), and (vi) Gary Seaton, in his capacity as the Seller Representative thereunder(the “Seller Representative”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement.

RECITALS:

WHEREAS, the Purchaser, the Purchaser Representative, Pubco, Merger Sub, the Company, the Seller Representative and certain Sellers entered into that certain Business Combination Agreement, dated as of December 5, 2022 (the “Original Agreement,” and as amended, including by this Amendment, the “Business Combination Agreement”); and

WHEREAS, the Parties now desire to amend the Original Agreement to add a $10,000,000 minimum cash closing condition, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Business Combination Agreement, the Parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1. Amendments to Business Combination Agreement. The Original Agreement is hereby amended by adding the following as a new Section 10.1(m):

(m) Minimum Cash Condition. Upon the Closing, the Purchaser shall have cash and cash equivalents, including funds remaining in the Trust Account (after giving effect to the completion and payment of the Redemption) and the proceeds of any PIPE Investment, prior to giving effect to the payment of Purchaser’s unpaid Expenses or Liabilities, of at least equal to $10,000,000.

2. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Original Agreement and the Ancillary Documents are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement or any Ancillary Document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Business Combination Agreement in the Business Combination Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this Amendment (or as the Business Combination Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by this Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitute the entire agreement between the parties with respect to the subject matter of the Business Combination Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Original Agreement is materially different from or inconsistent with any provision of this Amendment, the provision of this Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. Sections 13.1 through 13.10, 13.12 and 13.13 of the Original Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this Amendment as if all references to the “Agreement” contained therein were instead references to this Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be signed and delivered as of the date first written above.

The Purchaser:

EDOC ACQUISITION CORP.

By:	/s/ Kevin Chen
Name: Kevin Chen
Title: Chief Executive Officer

The Purchaser Representative:

AMERICAN PHYSICIANS LLC, solely in the capacity as the Purchaser Representative hereunder

By:	/s/ Xiaoping Becky Zhang
Name: Xiaoping Becky Zhang
Title: Managing Member

Pubco:

AUSTRALIAN OILSEEDS HOLDINGS LIMITED

By:	/s/ Bob Wu
Name: Bob Wu
Title: Chief Executive Officer

Merger Sub:

AOI MERGER SUB

By:	/s/ Bob Wu
Name: Bob Wu
Title: Chief Executive Officer

The Company:

AUSTRALIAN OILSEEDS INVESTMENTS PTY LTD.

By:	/s/ Bob Wu
Name: Bob Wu
Title: Chief Executive Officer

The Seller Representative:

Gary Seaton, an individual, solely in the capacity as the Seller Representative

/s/ Gary Seaton
Gary Seaton, individually

[Signature Page to Amendment to Business Combination Agreement]